Exhibit 32

MARISA CHRISTINA, INCORPORATED
SECTION 906 CERTIFICATION

The following statement is provided by the undersigned to accompany the foregoing Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law:

Each of the undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Marisa Christina, Incorporated.

/s/ Michael H. Lerner	/s/ S. E. Melvin Hecht
Michael H. Lerner Chairman, Chief Executive Officer and President Marisa Christina, Incorporated	S. E. Melvin Hecht Vice Chairman, Chief Financial Officer and Treasurer Marisa Christina, Incorporated

November 9, 2005